                                                                   EXHIBIT 10.29


              EMPLOYMENT AND CHANGE-IN-CONTROL SEVERANCE AGREEMENT



      THIS AGREEMENT, made as of December 11, 2000, (the "Effective Time"), by and between Russell-Stanley Holdings, Inc., a Delaware corporation (the "Company"), David C. Garrison (the "Executive") and, for the purpose of acting as a guarantor of the Company, Russell-Stanley Corporation, a Delaware corporation (the "Corporation").

      WHEREAS, the Executive is currently employed by the Company, and the Company recognizes the Executive's unique skills and abilities in serving the Company's business in such capacity;

      WHEREAS, the Company may undergo a restructuring pursuant to any one of the following transactions: (i) a full or partial refinancing, repurchase or other restructuring of the Company's long-term indebtedness; (ii) a sale of all or a significant portion of the Company's assets; (iii) a merger, acquisition or other similar transaction by the Company and/or (iv) an equity investment in or other recapitalization by the Company (any such event, a "Restructuring"), during which time the Company wishes to assure that the Executive continues to be dedicated to his or her duties and responsibilities, and the Company is willing to provide the Executive with certain compensation in order to assure such continued dedication; and the Executive is willing to forego other employment opportunities which he might otherwise pursue in exchange for such compensation.

      WHEREAS, the Company has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive as Vice President, Operations of the Company, and to provide the Executive with compensation and other benefits on the terms and conditions set forth in this Agreement, and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security in the event of a Change in Control; and

      WHEREAS, the Executive is willing to accept such employment and perform services for the Company on the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

      1. EFFECTIVENESS This Agreement shall become effective at the Effective Time.

      2. TERM OF AGREEMENT. This agreement shall commence as of the Effective Time, and shall continue in effect until the second anniversary of the Effective Time; PROVIDED, HOWEVER, that commencing on the second anniversary of the Effective Time, and on each anniversary of the Effective Time thereafter, the term of this Agreement shall automatically be extended for one (1) year unless the Company or the Executive shall have given written notice to the other at least sixty days prior thereto that the term of this Agreement shall not be so extended (including, without limitation, at least sixty days prior to the second anniversary of the Effective Time); and PROVIDED, FURTHER, however, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of twenty-four (24) months after any Change in Control (the "Protected Period") which occurs while this Agreement is in effect. Any such notice not to extend by the company shall be deemed a termination without Cause.

      3. EMPLOYMENT.

      3.1 The Company agrees to employ Executive, and Executive agrees to serve during the term hereof, as Vice President, Operations of the Company. Executive shall report to the Chief Executive Officer of the Company (the "CEO").

      3.2 Executive agrees to devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities in connection with the position named above. Executive shall perform such duties and exercise such powers, commensurate with his position, as the CEO shall from time to time assign to him on such terms and conditions and subject to such restrictions as the CEO may reasonably from time to time impose.

      3.3 Nothing in this Agreement shall preclude Executive from (a) engaging in charitable and community affairs so long as, in the reasonable determination of the Board, such activities do not interfere with his duties and responsibilities hereunder, (b) managing any passive investment made by him in publicly traded equity securities or other property (provided that no such investment may exceed 5% of the equity of any entity, without the prior approval of the Board, which approval shall not be unreasonably withheld) or (c) serving, subject to the prior approval of the Board, which approval shall not be unreasonably withheld, as a member of boards of directors or as a trustee of any other corporation, association or entity.

      4. COMPENSATION.

      4.1 SALARY. Effective as of February 1, 2001, the Company shall pay Executive a base salary ("Base Salary") at an annual rate of $155,000. The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company. The Base Salary may be increased in the discretion of the Board and, as so increased, shall not be decreased and shall constitute "Base Salary" hereunder.

      4.2 PERFORMANCE BONUS. In addition to his Base Salary, Executive shall receive an annual bonus (the "Performance Bonus"), equal to up to 35% of the Executive's Base Salary (the "Target Performance Bonus"), payable pursuant to the Company's annual incentive plan in respect of the Company's 2001 fiscal year, in the event and to the extent that the Company achieves certain performance targets (the "Performance Targets") established by the Board. The Executive's Target Performance Bonus amounts and the Performance Targets are set forth on Exhibit A attached hereto. The Board shall determine whether and to what extent the Performance Targets have been achieved, and the amount of the Performance Bonus, if any, to be paid to the Executive, and the Performance Bonus shall be paid, not later than March 15 of the calendar year following the fiscal year in respect of which the Performance Bonus is to be paid.

      4.3 SUPER PERFORMANCE BONUS. In addition to his Base Salary and Performance Bonus, Executive shall receive an additional bonus (the "Super Performance Bonus"), equal to a portion of a bonus pool, which pool shall be established based on the achievement by the Company of certain performance targets established by the Board in respect of the Company's 2001 fiscal year (the "Super Performance Targets", which targets are set forth generally on Exhibit B attached hereto), so long as the Executive is employed by the Company as of December 31, 2001. The Board shall determine whether and to what extent the Super Performance Targets have been achieved, the amount of the bonus pool, and the amount of the Super Performance Bonus, if any, to be paid to the Executive (which determination shall be based in part upon the chief executive officer of the Company's recommendation of the appropriate allocation of the bonus pool); PROVIDED, HOWEVER, in the event of a Change in Control, the Super Performance Bonus shall in no event be less than the Target Performance Bonus. The Super Performance Bonus shall be paid not later than March 15 of the calendar year following the fiscal year in respect of which the Super Performance Bonus is to be paid.

      4.4 EMPLOYEE BENEFIT PROGRAMS, PLANS AND PRACTICES. The Company shall provide Executive during the term of his employment hereunder with coverage under all employee pension, welfare and fringe benefit programs, plans and practices (including, without limitation, the Company's vacation plan and the Company's Vehicle Program) in accordance with the terms thereof, which the Company makes available to its senior executives.

      4.5 EXPENSES. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel and similar items related to such duties and responsibilities. The Company will reimburse Executive for all such expenses upon presentation by Executive from time to time of appropriately itemized and approved (consistent with the Company's past practice) accounts of such expenditures.

      5. DEFINITIONS.

      5.1 CAUSE. For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by Executive substantially to perform Executive's duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Executive by the Board, (ii) the willful and continuous engaging by Executive in gross misconduct after a demand to cease such misconduct is delivered to Executive by the Board, (iii) Executive's commission of a felony or a misdemeanor involving moral turpitude or (iv) a breach by the Executive of the material terms of the Management Stockholder's Agreement concerning any non-compete, non-solicitation or confidentiality, following notice of such breach (which notice shall be written) or (v) any violation by the Executive of any material written Company policy after written notice of such breach.

      5.2 CHANGE IN CONTROL. (a) For purposes of this Agreement, a "Change in Control" shall mean the occurrence during the term of this Agreement of the date that:

      (i) Vestar Capital Partners III, L.P. (and/or any investor therein or any affiliate thereof) (collectively, "Vestar") ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, which shall in any event include having the power to vote (or cause to be voted at Vestar's direction) pursuant to contract, irrevocable proxy or otherwise)), directly or indirectly, of a majority in the aggregate of the total voting power of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Company or otherwise, or

      (ii) any "person", other than a "group" of securityholders of the Company acting in concert (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in clause (i)(A) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate, of a greater percentage of the total voting power of the Company than that held, directly or indirectly, in the aggregate, by Vestar; and

      (iii) Vestar ceases to have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board.

      (b) For purposes of clause (a), Vestar shall be deemed to beneficially own voting power of a corporation held by any other corporation (the "parent corporation") so long as Vestar beneficially owns (as so defined), directly or indirectly, in the aggregate, a majority of the voting power of the parent corporation. Also for purposes hereof, Vestar shall be deemed to have voting power over each share of common stock of the Company owned by any employee thereof.



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

      (c) For purposes of this Subsection 5.2, "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

      5.3 DISABILITY. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity, which impairs the Executive's ability to substantially perform his duties with the Company that continues for a period of at least one hundred eighty (180) consecutive days.

      5.4 GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean
(i) a reduction in Executive's Base Salary or annual bonus opportunity, (ii) a substantial diminution of Executive's duties and responsibilities (iii) an adverse change in Executive's reporting obligations or (iv) a relocation of Executive's primary workplace that is greater than ten (10) miles from Executive's primary workplace as of the date hereof.

      5.5 LTIP TARGET AWARD. For purposes of this Agreement, "LTIP Target Award" shall mean a bonus payable to the Executive upon the Company's achievement of certain performance targets in respect of the Company's fiscal years 2001 and 2002, in an amount equal to $200,000.

      6. TERMINATION OF EMPLOYMENT.

      6.1 FOLLOWING A CHANGE IN CONTROL. If, during the term of this Agreement, the Executive's employment with the Company shall be terminated during the Protected Period, then the Executive shall be entitled to the following compensation and benefits:

      (a) If the Executive's employment with the Company shall be terminated by the Company for Cause, the Company shall pay to the Executive the following:

            (i) Base Salary earned or accrued by the Executive through the Termination Date but not paid as of the Termination Date;

            (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date; and

            (iii) vacation pay earned or accrued by the Executive through the Termination Date (the amounts in clauses (i), (ii), and (iii), collectively, the "Accrued Compensation").

      (b) If the Executive's employment with the Company shall be terminated by the Executive without Good Reason (including as a result of the Executive's death or Disability) and either (i) Dan Miller has ceased to be Chief Executive Officer of the Company, or (ii) Dan Miller, in his capacity as Chief Executive Officer of the Company, consents in writing to such termination without Good Reason, which consent shall not be unreasonably withheld, the Company shall pay and provide the Executive (or his or her personal representative or estate, as applicable) the following:

      (i) all Accrued Compensation;

      (ii) a severance amount equal to 12 months (the "Severance Period") of Base Salary at the rate in effect immediately prior to the Termination Date;

      (iii) an amount equal to the maximum target amount of the Executive's Performance Bonus, pro rated from the first day of the applicable fiscal year in respect of which the Performance Bonus is payable, through the Termination Date; and

      (iv) an amount equal to the maximum LTIP Target Award, pro rated from the first day of the applicable fiscal year in respect of which the LTIP Target Award is payable, through the Termination Date;

      (v) during the Severance Period, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries (to the same extent provided to the dependents and beneficiaries prior to the Executive's termination) the life insurance, disability, medical, dental, and hospitalization benefits provided to the Executive by the Company at any time within ninety (90) days preceding a Change in Control or at any time thereafter, or, to the extent more favorable, to other similarly situated executives who continue in the employ of the Company during the Severance Period. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Subsection 6.1(b)(v) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits;

      (vi) during the Severance Period, the Company shall, at its expense, continue to provide Executive with the fringe benefits provided to the Executive by the Company at any time within ninety (90) days preceding a Change in Control or at any time thereafter, or, to the extent more favorable, to other similarly situated executives who continue in the employ of the Company during the Severance Period; PROVIDED, HOWEVER, that in any event the Executive shall be entitled to (A) retain his or her laptop computer that is, immediately prior to the Change in Control, being provided to Executive, subject to the Executive's removal from the computer of all data that constitutes Confidential Information (as defined in Section 18), with the supervision of an appropriate employee of the Company; (B) retain any automobile that the Company is,



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

immediately prior to the Change in Control, providing to the Executive, and (C) an amount equal to $5,000, payable in a lump sum within thirty (30) days after the Executive's Termination Date, in respect of the expenses incurred by the Executive during the Severance Period in connection with the automobile provided in clause (B) above. In addition to the foregoing, the Company shall pay the Executive an amount equal to any income or other related taxes paid by the Executive in respect of his receipt of the benefits provided for in clause (B) and (C), above; and

      (vii) at any time during the twelve (12) months following the Executive's Termination Date, at the Executive's request, the Executive shall receive outplacement assistance pursuant to the Company's Executive Outplacement Program, which assistance shall be provided by the outplacement service provider designated by the Company pursuant to such Program, as such program is in effect as of the date hereof.

Notwithstanding anything in this Section 6.1(b) to the contrary, in the event that Dan Miller, in his capacity as Chief Executive Officer of the Company, does not consent in writing to such termination without Good Reason, Executive shall only be entitled to the compensation and benefits under Section 6.1(a) of this Agreement.

      (c) If the Executive's employment with the Company shall be terminated by the Company without Cause (which shall include the Company's nonrenewal of this Agreement) or by the Executive for Good Reason, the Company shall provide the Executive the following:

      (i) all Accrued Compensation;

      (ii) a severance amount equal to 12 months of Base Salary at the rate in effect immediately prior to the Termination Date;

      (iii) an amount equal to the sum of (x) the maximum target amount of the Executive's Performance Bonus plus (y) the Executive's LTIP Target Award;

      (iv) during the Severance Period, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries (to the same extent provided to the dependents and beneficiaries prior to the Executive's termination) the life insurance, disability, medical, dental, and hospitalization benefits provided to the Executive by the Company at any time within ninety (90) days preceding a Change in Control or at any time thereafter, or, to the extent more favorable, to other similarly situated executives who continue in the employ of the Company during the Severance Period. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This

Subsection 6.1(c)(iv) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits.

      (v) during the Severance Period, the Company shall, at its expense, continue to provide Executive with the fringe benefits provided to the Executive by the Company at any time within ninety (90) days preceding a Change in Control or at any time thereafter, or, to the extent more favorable, to other similarly situated executives who continue in the employ of the Company during the Severance Period; PROVIDED, HOWEVER, that in any event the Executive shall be entitled to (A) retain his or her laptop computer that is, immediately prior to the Change in Control, being provided to Executive, subject to the Executive's removal from the computer of all data that constitutes Confidential Information (as defined in Section 18), with the supervision of an appropriate employee of the Company; (B) retain any automobile that the Company is, immediately prior to the Change in Control, providing to the Executive, and (C) an amount equal to $5,000, payable in a lump sum within thirty (30) days after the Executive's Termination Date, in respect of the expenses incurred by the Executive during the Severance Period in connection with the automobile provided in clause (B) above. In addition to the foregoing, the Company shall pay the Executive an amount equal to any income or other related taxes paid by the Executive in respect of his receipt of the benefits provided for in clause (B) and (C), above.

      (vi) at any time during the twelve (12) months following the Executive's Termination Date, at the Executive's request, the Executive shall receive outplacement assistance pursuant to the Company's Executive Outplacement Program, which assistance shall be provided by the outplacement service provider designated by the Company pursuant to such Program, as such program is in effect as of the date hereof.

      6.2 PRIOR TO A CHANGE IN CONTROL OR AFTER THE PROTECTED PERIOD. If, during the term of this Agreement, but prior to a Change in Control or after the Protected Period, the Executive's employment with the Company is terminated, then the Executive shall be entitled to certain compensation and benefits, as follows:

      (a) If the Executive's employment with the Company shall be terminated by the Company for Cause, or by the Executive without Good Reason, the Company shall pay the Executive the same amount of compensation, and provide the same benefits, as payable and provided pursuant to Section 6.1(a) of this Agreement.

      (b) If the Executive's employment with the Company shall be terminated by the Company without Cause or by the Executive for Good Reason, the Company shall pay the Executive the same amount of compensation, and provide the same benefits, as payable and provided pursuant to Section 6.1(b) of this Agreement, in addition to any other payments or benefits which may be provided pursuant to any Company plan, program, or policy; PROVIDED,

HOWEVER, that with respect to the provision of welfare and fringe benefits, the Company shall provide welfare and fringe benefits to the same extent as provided to the Executive pursuant to Section 6.1(c)(iv), (v) and (vi) of this Agreement.

      6.3 Except as otherwise provided in this Agreement, all payments required to be paid by the Company to the Executive pursuant to Section 6.1 or 6.2 shall be paid in equal installments in accordance with the Company's normal payroll practices or, at the Company's option, in a lump sum within thirty (30) days after the Executive's Termination Date.

      6.4 The Executive shall not be required to mitigate the amount of any payments provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 6.1(c)(iv).

      7. NOTICE OF TERMINATION. Any purported termination by the Company or by the Executive shall be communicated by written notice of termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice, which indicates the specific termination provision in this Agreement, relied upon. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

      8. TERMINATION DATE. "Termination Date" shall mean, in the case of the Executive's death, his date of death and, in all other cases, the date specified in the Notice of Termination, subject to the following:

      (a) If the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that, in the case of Disability, the Executive shall not have returned to the full-time performance of his duties during such period of at least (30) days; and

      (b) If the Executive terminates his employment, the date specified in the Notice of Termination shall be at least sixty (60) days from the date the Notice of Termination is given by the Executive to the Company.

      9. SUCCESSORS; BINDING AGREEMENT.

      (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and, at the time of any such succession or assignment, the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring ownership, directly or indirectly, of all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

      (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

      10. FEES AND EXPENSES. The Company shall pay the Executive's legal fees and related expenses (including reasonable attorneys' fees and court costs) incurred in connection with any good faith contest or dispute, which may arise with respect to this Agreement; PROVIDED, HOWEVER, that in the event a court of competent jurisdiction determines that the Executive's claims were frivolous or were made in bad faith, the Company shall not be required to pay such fees and expenses.

      11. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the board with a copy to the secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

      12. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company. Amounts which are vested benefits or which the executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program.

      13. SETTLEMENT OF CLAIMS; SECURITY FOR PAYMENT.

      (a) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

      (b) The Company shall use its best efforts to obtain a letter of credit securing the severance payments and provision of benefits provided for in Sections 6.1 and 6.2 of this Agreement. In addition to the foregoing, in the event the Company enters a bankruptcy proceeding, it shall use its best efforts to obtain approval from the bankruptcy court of the payment of the severance obligations provided for in Sections 6.1 and 6.2 of this Agreement.

      14. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. No additional compensation provided under any benefit or compensation plans to the Executive shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive's entitlements hereunder.

      15. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware, without reference to principles of conflicts of laws.

      16. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      17. NONSOLICITATION; NONCOMPETITION.

      (a) The Executive hereby covenants and agrees that, at all times during the period of his employment and for one year thereafter, the Executive shall not, without the prior written consent of the Board, (i) solicit or take any action to willfully and intentionally cause the solicitation of any person who as of that date is a client, customer, ("Client") of the Company or any of its subsidiaries to transact any business with a Competitive Enterprise (as hereinafter defined) or discontinue business, in whole or in part with the Company; (ii) willfully or intentionally interfere with or damage any relationship between a Client and the Company or (iii) solicit any person employed at that time by the Company or any of its subsidiaries to apply for or accept employment with a Competitive Enterprise or otherwise encourage or entice such person to leave his position with the Company or any of its subsidiaries.

      (b) The Executive hereby covenants and agrees that at all times during the period of his employment and during the Severance Period, the Executive shall not, without the prior written consent of the Board, be engaged in or have financial interest in any business that is a Competitive Enterprise, or otherwise engage in any activity that is a Competitive Enterprise.

      (c) For purposes of this Agreement, the term "Competitive Enterprise" shall mean any business which is in competition with a business engaged in by the Company or any of its subsidiaries or affiliates in any state of the United States or in any foreign country in which any of them are engaged in business at the time of such termination of employment for as long as they carry on a business therein. Notwithstanding the preceding sentence, the Executive shall not be prohibited from owning less than five (5%) percent of any publicly traded corporation.

      (d) Notwithstanding anything set forth in this Section 17 to the contrary, after a Change in Control, in the event the Executive's employment is terminated without Cause by the Company or the Executive terminates his employment for Good Reason, the Executive shall not be subject to the covenants set forth in this
Section 17.

      (e) It is the intention of the parties hereto that the restrictions contained in this Section be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable. Specifically, if any court of competent jurisdiction should hold that any portion of the foregoing description is overly broad as to one or more states of the United States or one or more foreign jurisdictions, then that state or states or foreign jurisdiction or jurisdictions shall be eliminated from the territory to which the restrictions of paragraph (a) of this Section applies and the restrictions shall remain applicable in all other states of the United States and foreign jurisdictions.

      18. CONFIDENTIAL INFORMATION. The Executive agrees to keep secret and retain in the strictest confidence all confidential matters which relate to the Company, its subsidiaries and affiliates, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of the Company, its subsidiaries and affiliates learned by him from the Company or any such subsidiary or affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside the Company or any of its subsidiaries or affiliates, whether during or after his period of service with the Company, except (i) as such disclosure may be required or appropriate in connection with his work as an employee of the Company or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. The Executive agrees to give the Company advance written notice of any disclosure pursuant to clause (ii) of the preceding sentence and to cooperate with any efforts by the Company to limit the extent of such disclosure. Upon request by the Company, the Executive agrees to deliver promptly to the Company upon termination of his services for the Company, or at any time thereafter as the Company may request, all Company, subsidiary or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to the Company's or any subsidiary's or affiliate's business and all property of the Company or any subsidiary or affiliate associated therewith, which he may then possess or have under his direct control, other than personal notes, diaries, rolodexes and correspondence.

      19. REMEDY. Should the Executive engage in or perform, either directly or indirectly, any of the acts prohibited by Sections 17 or 18 hereof, it is agreed that the Company shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining the Executive and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy available to the Company shall not be deemed to limit or prevent the exercise by the Company of any or all further rights and remedies, which may be available to the Company hereunder or at law or in equity.

      20. GUARANTEE.

      (a) The Corporation hereby unconditionally and irrevocably guarantees (the "Guarantee") to the Executive and his successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due of the applicable payments and provision of benefits set forth in Sections 1, 4, 6 and 10 (collectively, the "Obligations").

      (b) The Corporation shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Corporation, and without notice to or further assent by the Corporation, any demand for payment of any of the Obligations made by the Executive may be rescinded by the Executive, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Executive, and this Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part. When making any demand hereunder against the Corporation, the Executive may, but shall be under no obligation to, make a similar demand on the Company or any other guarantor, and any failure by the employee to make any such demand or to collect any payments from the Company or any such other guarantor or any release of the Company or such other guarantor shall not relieve the Corporation of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Executive against the Corporation. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

      (c) The Corporation waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Executive upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or the Corporation, on the one hand, and the Executive, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Corporation waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Corporation with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability any of this Agreement, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Executive, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Corporation) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of the Corporation under this Guarantee, in bankruptcy or in any other instance.

      (d) This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Corporation and its successors and assigns thereof, and shall inure to the benefit of the Executive and his successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Corporation under this Guarantee shall have been satisfied by payment in full.

      (e) This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Executive upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payments had not been made.

            21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof, which shall cease to be of any further effect.

                            [Continued on next page.]

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Executive has executed this Agreement as of the day and year first above written.



                                 RUSSELL STANLEY HOLDINGS, INC.


                                 By:
                                     ----------------------------------
                                     Name:
                                     Title:



                                 EXECUTIVE:
                                 --------------------------------------
                                 David C. Garrison




AND, FOR THE LIMITED PURPOSE OF SECTION 20:

RUSSELL-STANLEY CORPORATION


By:
    ----------------------------
Name:
Title:

                                    EXHIBIT A

                    PERFORMANCE TARGETS AND PERFORMANCE BONUS

If this % of the Annual Performance        This % of the Executive's Target
                                           Performance Bonus
Targets are Achieved                       Shall Be Payable as the Performance Bonus*:
--------------------                       --------------------------------------------
      85%                                        0%

      90%                                       33%

      95%                                       67%

      100%* *                                   100%

* In the event that the Annual Performance Targets are achieved as to a percentage point that is between the foregoing fixed percentage targets, the Performance Bonus payable shall be calculated based upon a straight-line interpolation between the foregoing fixed percentage targets.

** (100% = $27.5 million in EBITDA-Container Purchases, as reported in the Company's financial statements1, as such statements may be adjusted to reflect any material adjustments proposed by the Company's auditors, which would affect the calculation of EBITDA)



--------
1 Includes in calculation of EBITDA management fees, if any, paid to Vestar or any of its affiliates that were expensed by the Company.

                                    EXHIBIT B

          SUPER PERFORMANCE TARGETS AND SUPER PERFORMANCE BONUS PAYOUT

---------------------------------------------------------------------------------------
EBITDA-CONTAINER PURCHASE     % OF INCREMENTAL     $ AMOUNT ADDED    CUMULATIVE BONUS
("CP") TARGETS                EBITDA-CP ADDED TO   TO BONUS POOL     POOL AMOUNT
                                   BONUS POOL
---------------------------------------------------------------------------------------
 $ 27,500 -- $ 28,000                 20%           $ 100,000         $  100,000
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
   28,001 --   29,000                 20%             200,000            300,000
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
   29,001 --   30,000                 30%             300,000            600,000
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
   30,001 --   31,000                 40%             400,000          1,000,000
---------------------------------------------------------------------------------------
        * Plus 10% of EBITDA-CP above $31 million.